EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-82870 of VINA Technologies, Inc. on Form S-1 of our report dated January 21, 2002, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated January 21, 2002 relating to the consolidated financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.




/s/ DELOITTE & TOUCHE LLP
San Jose, California
February 26, 2002